Exhibit 99.1

Energy Focus, Inc. Reports First Quarter 2025 Financial Results

SOLON, Ohio, May 13, 2025 -- Energy Focus, Inc. (NASDAQ:EFOI), a leader in energy-efficient lighting and control system products for the commercial and military maritime and consumer markets, today announced financial results for its first quarter ended March 31, 2025.
First Quarter 2025 Financial Highlights:

•Net sales of $0.6 million, decreased 26.1% compared to the first quarter of 2024, reflecting a decrease of $0.1 million, or 22.7% in military sales, and a decrease of $0.1 million, or 32.1% in commercial sales, year-over-year. Sequentially, net sales decreased by 51.8%, primarily due to a $0.5 million decrease in military sales and a $0.2 million decrease in commercial sales as compared to the fourth quarter of 2024. The decrease in net sales was primarily driven by the effects of a significant reduction in military demand, driven by the impact of the U.S. election cycle and high inflation, which reduced the proportion of commercial sales, along with market-adjusted pricing.

•Gross profit margin of 31.5%, up from 14.4% in the first quarter of 2024 primarily due to significantly reduced fixed costs such as rent expense for production, offsetting the impact of lower sales volumes. Sequentially, gross profit was up significantly as compared to 20.7% in the fourth quarter of 2024, due to reduced variable costs.

•Loss from operations of $0.3 million, compared to a loss from operations of $0.6 million in the first quarter of 2024 and to a loss from operations of $0.3 million in the fourth quarter of 2024.

•Net loss of $0.3 million, or $(0.05) per basic and diluted share of common stock, compared to a net loss of $0.4 million, or $(0.09) per basic and diluted share of common stock, in the first quarter of 2024. In the fourth quarter of 2024, net loss was $0.3 million, or $(0.07) per basic and diluted share of common stock.

•Cash of $0.5 million as of March 31, 2025, compared to cash of $0.6 million as of December 31, 2024.
•On March 27, 2025, the Company entered into a securities purchase agreement with its Chief Executive Officer, Mr. Chiao Chieh (Jay) Huang, pursuant to which the Company agreed to issue and sell in a private placement an aggregate of 103,627 shares of the Company’s common stock, par value $0.0001 per share, for a purchase price per share of $1.93, totaling approximately $200 thousand (the “March 2025 Private Placement”). The purchase price was higher than the closing price of the Company’s common stock on the Nasdaq Stock Market LLC on the date of the agreement. The March 2025 Private Placement closed on March 31, 2025. Additional details regarding the March 2025 Private Placement are available in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 1, 2025.

“In review of our plans for 2025, we will continue our steadfast pursuit of being the most dependable supplier and partner for our customers. Our expansion efforts in the Gulf Cooperation Council (GCC) region and Central Asia remain a top priority, working closely with partners and local policymakers to drive business growth.” said Chiao Chieh (Jay) Huang, Chief Executive Officer.
“As part of our growth strategy, we recognize the increasing demand for Energy Storage Systems (ESS), AI data center Uninterruptible Power Supply (UPS) solutions, and microgrid developments. The surge in AI-driven technologies and sustainable energy needs presents immense opportunities for expansion. By investing in ESS, AI data center UPS, and
32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

microgrids, we are positioning ourselves as leaders in these rapidly growing sectors. These initiatives will help support critical infrastructure, boost energy efficiency, and provide reliable backup power solutions for enterprises and data centers. We will continue to strive for operational excellence, encompassing all aspects of our business from customer service and manufacturing to sales and product solutions. We are confident in both our progress and planning for the innovation and development of new product, and we believe that 2025 will be a year to which we further establish our name in both military and commercial product channels.”
“While we are excited about the opportunities in the GCC region, Central Asia, and emerging sectors like ESS, AI data center UPS, and microgrids, our ability to execute these plans depends on securing additional capital, navigating geopolitical and regulatory challenges, and maintaining stable demand in our military and commercial markets. There can be no assurance that we will obtain funding on acceptable terms or that these initiatives will achieve the anticipated results, particularly in light of our current liquidity constraints and the impact of global economic conditions. For further details regarding our liquidity situation, please refer to our Quarterly Report on Form 10-Q for the period ended March
31, 2025, filed with the Securities and Exchange Commission.”

First Quarter 2025 Financial Results:
Net sales were $0.6 million for the first quarter of 2025 decreased $0.2 million, or 26.1%, compared to the first quarter of 2024 net sales of $0.8 million. The change was primarily driven by a decrease in MMM product sales of $0.1 million, or 22.7%, and a decrease in commercial sales of $0.1 million, or 32.1%. The decrease in net sales was primarily driven by the effects of a significant reduction in military demand, driven by the impact of the U.S. election cycle and high inflation, which reduced the proportion of commercial sales, along with market-adjusted pricing.

Gross profit margin was $0.2 million, or 31.5% of net sales, for the first quarter of 2025. This compares with a gross profit of $0.1 million, or 14.4% of net sales, in the first quarter of 2024. The year-over-year increase in gross profit was driven mainly by a decrease in fixed costs such as subscription fee, expenses related to rent expense for production.

Sequentially, gross profit of $0.2 million, or 31.5% of net sales, for the first quarter of 2025 compares with gross profit of $0.3 million, or 20.7% of net sales, in the fourth quarter of 2024. The quarter-over-quarter increase in gross profit was due to reduced variable costs.

Adjusted gross margin, as defined under “Non-GAAP Measures” below, was 33.8% for the first quarter of 2025, compared to 22.4% in the first quarter of 2024, primarily due to lower fixed production costs, including rent and subscriptions, which had a favorable impact on gross margin despite lower sales volume in the first quarter of 2025. Sequentially, this compares to adjusted gross margin of 22.1% in the fourth quarter of 2024, also primarily driven by lower fixed production costs, including rent and subscriptions in the first quarter of 2025.
Operating loss was $0.3 million for the first quarter of 2025, an improvement of $0.3 million over operating loss of $0.6 million in the first quarter of 2024, and comparable to $0.3 million in the fourth quarter of 2024. Net loss was $0.3 million, or $(0.05) per basic and diluted share of common stock, for the first quarter of 2025, compared with a net loss of $0.4 million, or $(0.09) per basic and diluted share of common stock, in the first quarter of 2024. Sequentially, this compares with a net loss of $0.3 million, or $(0.07) per basic and diluted share of common stock, in the fourth quarter of 2024.
Adjusted EBITDA, as defined under “Non-GAAP Measures” below, was a loss of $0.3 million for the first quarter of 2025, compared with a loss of $0.6 million in the first quarter of 2024 and a loss of $0.3 million in the fourth quarter of 2024. The improved adjusted EBITDA loss in the first quarter of 2025, as compared to the first quarter of 2024, was primarily driven by higher variable margins.
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Net cash used in operating activities was $0.3 million for the three months ended March 31, 2025. The net loss for the three months ended March 31, 2025 was $0.3 million and was adjusted for non-cash items, including depreciation and amortization, stock-based compensation, provisions for inventory, warranty, and accounts receivable reserves and working capital changes. During the three months ended March 31, 2025, we generated $0.2 million through the timely collection of accounts receivable.
About Energy Focus
Energy Focus is an industry-leading innovator of sustainable light-emitting diode (“LED”) lighting and lighting control technologies and solutions. As the creator of the first flicker-free LED lamps, Energy Focus develops high quality LED lighting products and controls that provide extensive energy and maintenance savings, as well as aesthetics, safety, health and sustainability benefits over conventional lighting. Energy Focus is headquartered in Solon, Ohio. For more information, visit our website at www.energyfocus.com. The Company routinely posts important updates on its website.
32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

Forward-Looking Statements:
This press release contains information about the Company’s view of its future expectations, plans and prospects that constitute forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to raise additional funding, its ability to maintain and grow its business, variability of operating results, its ability to maintain and enhance its brand, its development and introduction of new products and services, the successful integration of acquired companies, technologies and assets into its portfolio of products and services, marketing and other business development initiatives, competition in the industry, general government regulation, economic conditions, dependence on key personnel, the ability to attract, hire and retain personnel who possess the technical skills and experience necessary to meet the requirements of its clients, and its ability to protect its intellectual property. The Company encourages you to review other factors that may affect its future results in the Company’s annual reports and in its other filings with the Securities and Exchange Commission.
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Investor Contact:
Chiao Chieh (Jay) Huang
Chief Executive Officer
(800) 327-7877
32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2025	December 31, 2024
	(Unaudited)
ASSETS
Current assets:
Cash	$488	$565
Trade accounts receivable, less allowances of $13 and $15, respectively	588	804
Inventories, net	3,233	3,263
Prepayments to vendors	542	356
Prepaid and other current assets	141	157
Total current assets	4,992	5,145

Property and equipment, net	91	90
Operating lease, right-of-use asset	345	377
Total assets	$5,428	$5,612

LIABILITIES
Current liabilities:
Accounts payable	$880	$970
Accounts payable - related party	957	909
Accrued liabilities	57	90
Accrued legal and professional fees	101	54
Accrued payroll and related benefits	132	148
Accrued sales commissions	12	15
Accrued warranty reserve	85	118
Operating lease liabilities	145	139
Total current liabilities	2,369	2,443

(continued on next page)

Condensed Consolidated Balance Sheets
(in thousands)
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	March 31, 2025	December 31, 2024
	(Unaudited)
Operating lease liabilities, net of current portion	216	254
Total liabilities	2,585	2,697

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, par value $0.0001 per share:
Authorized: 5,000,000 shares (3,300,000 shares designated as Series A Convertible Preferred Stock) at March 31, 2025 and December 31, 2024
Issued and outstanding: 876,447 at March 31, 2025 and December 31, 2024	—	—
Common stock, par value $0.0001 per share:
Authorized: 50,000,000 shares at March 31, 2025 and December 31, 2024
Issued and outstanding: 5,364,368 at March 31, 2025 and 5,260,741 at December 31, 2024	1	1
Additional paid-in capital	158,010	157,814
Accumulated other comprehensive loss	(3)	(3)
Accumulated deficit	(155,165)	(154,897)
Total stockholders' equity	2,843	2,915
Total liabilities and stockholders' equity	$5,428	$5,612
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Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three months ended
	March 31, 2025	December 31, 2024	March 31, 2024
Net sales	$616	$1,278	$833
Cost of sales	422	1,013	713
Gross profit	194	265	120

Operating expenses:
Product development	50	119	128
Selling, general, and administrative	412	434	591
Total operating expenses	462	553	719
Loss from operations	(268)	(288)	(599)

Other expenses (income):
Interest expense	—	—	5
Gain on debt extinguishment	—	—	(187)
Other income	—	3	—
Other expenses	—	1	1

Loss before income taxes	(268)	(292)	(418)
Benefit from income taxes	—	2	—
Net loss	$(268)	$(294)	$(418)

Net loss per common share attributable to common stockholders - basic:
From operations	$(0.05)	$(0.07)	$(0.09)

Weighted average shares of common stock outstanding:
Basic and diluted	5,266	4,947	4,433

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

Condensed Consolidated Statements of Cash Flows

(in thousands)
(unaudited)
	Three months ended
	March 31, 2025	December 31, 2024	March 31, 2024
Cash flows from operating activities:
Net loss	$(268)	$(294)	$(418)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on debt extinguishment	—	—	(187)
Depreciation	9	9	8
Stock-based compensation	(4)	2	1
Provision for credit losses and sales return	(7)	1	(64)
Provision for slow-moving and obsolete inventories	14	17	67
Provision for warranties	(33)	—	(34)
Amortization of loan discounts and origination fees	—	—	5
Changes in operating assets and liabilities (sources / (uses) of cash):
Accounts receivable	223	(60)	1,440
Inventories	16	441	(25)
Prepayments to vendors	(213)	54	102
Prepaid and other assets	16	58	(43)
Accounts payable	(63)	(478)	(61)
Accounts payable - related party	43	11	(835)
Accrued and other liabilities	(5)	2	(27)
Operating lease - ROU and liabilities	—	(17)	13
Total adjustments	(4)	40	360
Net cash used in operating activities	(272)	(254)	(58)
Cash flows from investing activities:
Acquisitions of property and equipment	(5)	—	—
Net cash used in investing activities	(5)	—	—

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32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

Condensed Consolidated Statements of Cash Flows - continued

(in thousands)
(unaudited)
	Three months ended
	March 31, 2025	December 31, 2024	March 31, 2024
Cash flows from financing activities:
Issuance of common stock	200	—	—
Payments on the 2022 Streeterville Note	—	—	(1,000)
Net cash provided by financing activities	200	—	(1,000)

Net decrease in cash	(77)	(254)	(1,058)
Cash beginning of period	565	819	2,030
Cash end of period	$488	$565	$972

Supplemental information:
Cash paid in year for interest	$—	$—	$5

Non-cash investing and financing activities:
Debt-to-equity exchange transactions	$—	$—	$591

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

Sales by Product
(in thousands)
(unaudited)

	Three months ended
	March 31, 2025	December 31, 2024	March 31, 2024
Net sales:
Commercial	$203	$386	$299
MMM products	413	892	534
Total net sales	$616	$1,278	$833

Non-GAAP Measures
In addition to the results in this release that are presented in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”), we provide certain non-GAAP measures, which present operating results on an adjusted basis. These non-GAAP measures are supplemental measures of performance that are not required by or presented in accordance with U.S. GAAP and, include:
•adjusted EBITDA, which we define as net income (loss) before giving effect to financing charges, income taxes, non-cash depreciation, stock non-cash compensation, accrued incentive compensation, non-routine charges to other income or expense; and
•adjusted gross margins, which we define as our gross profit margins during the period without the impact from excess and obsolete, in-transit and net realizable value inventory reserve movements that do not reflect current period inventory decisions.

We believe that our use of these non-GAAP financial measures permits investors to assess the operating performance of our business relative to our performance based on U.S. GAAP results and relative to other companies within the industry by isolating the effects of items that may vary from period to period without correlation to core operating performance or that vary widely among similar companies, and to assess liquidity, cash flow performance of the operations, and the product margins of our business relative to our U.S. GAAP results and relative to other companies in the industry by isolating the effects of certain items that do not have a current period impact. However, our presentation of these non-GAAP measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. Further, there are limitations on the use of these non-GAAP measures to compare our results to other companies within the industry because they are not necessarily standardized or comparable to similarly titled measures used by other companies. We believe that the disclosure of these non-GAAP measures is useful to investors as they form part of the basis for how our management team and Board of Directors evaluate our operating performance.
Adjusted EBITDA and adjusted gross margins do not represent cash generated from operating activities in accordance with U.S. GAAP, are not necessarily indicative of cash available to fund cash needs and are not intended to and should not be considered as alternatives to cash flow, net income and gross profit margins, respectively, computed in accordance with U.S. GAAP as measures of liquidity or operating performance. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP are provided below for total adjusted EBITDA and adjusted gross margins, respectively.

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

	Three months ended
(in thousands)	March 31, 2025	December 31, 2024	March 31, 2024
Net loss	$(268)	$(294)	$(418)
Interest expense	—	—	5
Gain on debt extinguishment	—	—	(187)
Other income	—	3	—
Provision for income taxes	—	2	—
Depreciation	9	9	8
Stock-based compensation	(4)	2	1
Other incentive compensation	—	—	10
Adjusted EBITDA	$(263)	$(278)	$(581)

	Three Months Ended
(in thousands)	March 31, 2025		December 31, 2024		March 31, 2024
	($)	(%)	($)	(%)	($)	(%)
Net sales	$616		$1,278		$833
Actual gross profit	194	31.5%	265	20.7%	120	14.4%
Excess and obsolete, in-transit and net realizable value inventory reserve changes, net of scrap write-off for inventory reduction	14	2.3%	17	1.3%	67	8.0%
Adjusted gross margin	$208	33.8%	$282	22.1%	$187	22.4%

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877